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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BWAY Corporation on Form S-8 of our report dated November 8, 1996, appearing in the Annual Report on Form 10-K of BWAY Corporation for the year ended September 29, 1996.


/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Atlanta, Georgia
February 12, 1997